EXHIBIT 99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE
Contact:
Derek K. Cole
Director, Investor Relations
303-464-3986
derek.cole@myogen.com
MYOGEN REPORTS POSITIVE RESULTS FOR DARUSENTAN PHASE 2b TRIAL
IN RESISTANT HYPERTENSION

Primary Endpoint Achieved with 11.6 mmHg Reduction in Systolic Blood Pressure
Denver, Colorado, August 18, 2005 — Myogen, Inc. (Nasdaq: MYOG) today announced positive top line results of its Phase 2b trial evaluating darusentan in resistant hypertension. Results of the trial demonstrated that 300 mg of darusentan dosed once daily provided statistically significant, placebo-corrected reductions of 11.6 mmHg (p=0.02) in systolic blood pressure and 7.0 mmHg (p<0.001) in diastolic blood pressure. Clinically meaningful reductions in systolic and diastolic blood pressure were also observed at earlier time points at lower doses. Trial results demonstrated darusentan was generally well tolerated suggesting a favorable safety profile. There were no observed serum aminotransferase concentrations above two times the upper limit of the normal range. Based on these results, the Company plans to move forward with Phase 3 clinical development of darusentan for the treatment of resistant hypertension.
“We are highly encouraged by the results of this trial,” said J. William Freytag, President and Chief Executive Officer of Myogen. “There are millions of hypertensive patients in the United States currently being treated with three or more antihypertensive therapies. A significant percentage of these patients are not at goal blood pressures and are at increased risk of cardiovascular events. As an endothelin receptor antagonist, darusentan affects blood pressure through a mechanism of action different than those of currently approved antihypertensive drugs. The results of this trial indicate darusentan could provide additional blood pressure lowering benefit in this patient population. This positive outcome advances our mission to improve the quality of life of patients who suffer from debilitating cardiovascular disorders.”
“These results are particularly gratifying considering that these patients were already on full doses of three antihypertensive medications including a diuretic,” commented Michael J. Gerber, M.D., Senior Vice President, Clinical Development and Regulatory Affairs. “To the best of our knowledge, no other antihypertensive agent has ever been shown to have efficacy in this setting. This outcome supports our optimism that darusentan has the potential to improve the treatment options available to physicians trying to manage this complex disorder. We look forward to initiating a Phase 3 program to evaluate darusentan in a larger, international patient population.”
About DAR-201
The primary objective of this Phase 2b randomized, double-blind, placebo-controlled trial was to determine if darusentan is effective in reducing systolic blood pressure in patients with resistant hypertension. Patients were eligible for enrollment in this trial if they had a systolic blood pressure greater than or equal to 140 mmHg and a diastolic blood pressure greater than 90 mmHg despite treatment with full doses of three anti-hypertensive medications, one of which was a diuretic, and no other compelling conditions. For patients with diabetes and
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chronic renal disease, systolic and diastolic blood pressures inclusion criteria were more stringent, namely a systolic blood pressure greater than 130 mmHg and a diastolic blood pressure greater than 80 mmHg. A total of 115 patients were randomized to darusentan or placebo at approximately 30 investigative sites in the U.S. Patients underwent forced titration every two weeks through 10, 50, 100 and 150 mg of darusentan or placebo until the target dose of 300 mg once daily was achieved. The treatment period was ten weeks followed by a two week drug withdrawal period.
About Resistant Hypertension
Hypertension affects approximately 50 million individuals in the United States and approximately one billion worldwide. Despite the availability and use of several classes of drugs (diuretics, ACE inhibitors, angiotensin receptor blockers, beta-blockers, calcium channel blockers, central alpha receptor agonists, peripheral alpha antagonists and vasodilators) to treat hypertension, a significant percentage of these patients (20-30% according to recently published data) fail to achieve blood pressures within the recommended range.
The “Seventh Report of the Joint National Committee on Prevention, Detection, Evaluation and Treatment of High Blood Pressure” (JNC7) defines resistant hypertension as “the failure to achieve goal blood pressure in patients who are adhering to full doses of an appropriate three-drug regimen that includes a diuretic.” According to JNC7, a systolic blood pressure of less than 140 mmHg and a diastolic blood pressure of less than 90 mmHg are recommended for patients with hypertension and no other serious conditions. For patients with diabetes and chronic renal disease, target systolic and diastolic blood pressures are more stringent — a systolic blood pressure goal of less than 130 mmHg and a diastolic blood pressure goal of less than 80 mmHg.
About Darusentan
Darusentan is a type-A selective endothelin receptor antagonist (ERA) and potent inhibitor of endothelin-induced vasoconstriction. Endothelin is a small peptide hormone that is believed to play a critical role in the control of blood flow and cell growth. Elevated endothelin blood levels are associated with several cardiovascular disease conditions, including hypertension, pulmonary arterial hypertension, chronic renal disease, coronary artery disease and chronic heart failure. Therefore, the Company believes that agents that block the detrimental effects of endothelin may provide significant benefits in the treatment of these conditions. Darusentan demonstrates high potency, high bioavailability and a half-life we believe is suitable for once daily dosing. In a prior clinical study in patients with moderate essential hypertension, darusentan demonstrated statistically significant and clinically meaningful dose-dependent reductions in systolic and diastolic blood pressures.
Conference Call
J. William Freytag, President and CEO, and other members of Myogen’s senior management will discuss the darusentan results via webcast and conference call on Thursday, August 18, 2005 at 8:30 am Eastern. To access the live webcast, please log on to the Company’s website at www.myogen.com and go to the Investor Relations section. Alternatively, callers may participate in the conference call by dialing 800-866-5043 (domestic) or 303-262-2141 (international). Webcast and telephone replays of the conference call will be available approximately two hours after the completion of the call through Friday, September 2, 2005. Callers can access the replay by dialing 800-405-2236 (domestic) or 303-590-3000 (international). The passcode is 11037845#.
About Myogen
Myogen is a biopharmaceutical company focused on the discovery, development and commercialization of small molecule therapeutics for the treatment of cardiovascular disorders. Myogen currently markets one product in Europe for the treatment of acute decompensated heart failure and has two product candidates in late-stage clinical development: ambrisentan for the treatment of patients with pulmonary arterial hypertension and darusentan for the treatment of patients with resistant hypertension. The Company also conducts a target and drug discovery research program focused on the development of disease-modifying drugs for the treatment of chronic heart failure and related cardiovascular disorders. Please visit Myogen’s website at www.myogen.com.

Safe Harbor Statement
This press release contains forward-looking statements that involve significant risks and uncertainties, including summary statements relating to the top line results of the Company’s darusentan Phase 2b clinical trial and statements relating to the efficacy and safety profile of darusentan and the Company’s intent to initiate Phase 3 clinical development of darusentan for the treatment of resistant hypertension. Actual results could differ materially from those projected and the Company cautions investors not to place undue reliance on the forward-looking statements contained in this release.
Results from clinical trials, including the Company’s Phase 2b trial of darusentan, are not necessarily predictive of future clinical results. Top line results may not be confirmed upon full analysis of the detailed results of a trial and additional information relating to the safety, efficacy or tolerability of the Company’s product candidates, including darusentan, may be discovered upon further analysis of trial data. If the Company’s product candidates do not meet safety or efficacy endpoints in clinical evaluations, they will not receive regulatory approval and the Company will not be able to market them. Even if the Company’s product candidates meet safety and efficacy endpoints, regulatory authorities may not approve them, the Company may not be able to successfully market them, or the Company may face post-approval problems that require the withdrawal of its product from the market. There can be no assurance that Myogen’s product candidates, including darusentan, will be proven safe and effective for use in humans. Abnormal elevations of liver function test results, including elevated serum aminotransferase concentrations, have been reported in trials of other endothelin receptor antagonists. The Company’s results may be affected by its effectiveness at managing its financial resources, its ability to successfully develop and market its product candidates, competition from other biotechnology and pharmaceutical companies, difficulties or delays in manufacturing its products, and regulatory developments involving current and future products. Delays in clinical trials, whether caused by competition, adverse events, patient enrollment rates, regulatory issues or other factors, could adversely affect the Company’s financial position and prospects. If the Company is unable to raise additional capital when required or on acceptable terms, it may have to significantly delay, scale back or discontinue one or more of its drug development or discovery research programs. Myogen is at an early stage of development and may not ever have any products that generate significant revenue.
Additional risks and uncertainties relating to the Company and its business can be found in the “Risk Factors” section of Myogen’s Form 10-K for the year ended December 31, 2004 and Myogen’s reports on Form 10-Q and Form 8-K. It is Myogen’s policy to only update or reconfirm its public guidance by issuing a press release or filing a periodic or current report with the Securities and Exchange Commission. The Company generally plans to provide guidance as part of its annual and quarterly earnings releases but reserves the right to provide guidance at different intervals or to revise its practice in future periods. All information in this press release is as of August 18, 2005. Myogen undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in the Company’s expectations. The Company also disclaims any duty to comment upon or correct information that may be contained in reports published by the investment community.
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